Exhibit (j)(1)


                               CONSENT OF COUNSEL


                  We hereby consent to (i) the use of our name and the reference to our Firm in the Prospectuses and under the caption "Counsel" in the Statements of Additional Information that are included in Post-Effective Amendment No. 70 ("PEA No. 70") to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of Armada Funds (the "Registration Statement"); (ii) the use and incorporation by reference in PEA No. 70 of our Firm's opinion and consent of counsel filed as Exhibit (i) to Post-Effective Amendment No. 62 to the Registration Statement; (iii) the use and incorporation by reference in PEA No. 70 of our Firm's opinion and consent of counsel filed as Exhibit (i)(2) to Post-Effective Amendment No. 63 to the Registration Statement; and (iv) the use and incorporation by reference in PEA No. 70 to our Firm's opinion and consent of counsel filed as Exhibit (i)(3) to Post-Effective Amendment No. 68 to the Registration Statement.





                                            /S/ DRINKER BIDDLE & REATH LLP
                                            DRINKER BIDDLE & REATH LLP



Philadelphia, Pennsylvania
September 29, 2003